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                                PUMA TECHNOLOGY, INC.
                         COMPUTATION OF NET INCOME PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

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EXHIBIT 11.1
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                                                             FISCAL YEAR
                                                            ENDED JULY 31,
                                                                1997
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
NET INCOME                                                      $660
                                                              ------
                                                              ------

PRIMARY:

Weighted average common shares outstanding                    11,338
Common stock equivalents:


  Preferred stock using the as if converted method                 -
  Stock options using the treasury stock method                  475
Shares related to Staff Accounting Bulletin No. 83:
  Shares of common stock                                           -
  Stock options                                                    -
  Preferred stock using the as if converted method                 -
  Convertible debenture using the as if converted method           -
  Warrants                                                        38
                                                              ------

Shares used in computing primary net income per share         11,851
                                                              ------

PRIMARY NET INCOME PER SHARE                                   $0.06
                                                              ------
                                                              ------

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